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                                                                    EXHIBIT 23.1

                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
Entex Information Services, Inc.:

We consent to the inclusion of our report dated May 17, 1999, with respect to the combined balance sheets of Entex Information Services, Inc. - Technology Acquisition Services Division as of June 28, 1998 and June 29, 1997 and the related combined statements of operations and cash flows for each of the years in the three-year period ended June 28, 1998, which report appears in the Form 8-K of Safeguard Scientifics, Inc. dated July 26, 1999.



                                                /S/ KPMG LLP

Stanford, Connecticut
July 26, 1999